UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 16, 2019

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HIFR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

InfraREIT Mergers

As previously announced, InfraREIT, Inc., a Maryland Corporation (the “Company”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 18, 2018, by and among the Company, InfraREIT Partners, LP, a Delaware limited partnership and subsidiary of the Company (“InfraREIT Partners”), Oncor Electric Delivery Company LLC, a Delaware limited liability company (“Oncor”), 1912 Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Oncor (“Merger Sub”), and Oncor T&D Partners, LP, a Delaware limited partnership and a wholly owned indirect subsidiary of Oncor (“Merger Partnership”). On January 4, 2019, the Company filed its definitive proxy statement with the Securities and Exchange Commission (the “SEC”) regarding, among other things, the adoption of the Merger Agreement and approval of the transactions contemplated thereunder (the “Merger Proposal”). On February 7, 2019, the stockholders of the Company voted to approve the Merger Proposal at a special meeting of the stockholders of the Company. On May 9, 2019, the Public Utility Commission of Texas issued an order approving the Mergers (as defined below), which marked the final regulatory approval required to consummate the Mergers.

On May 16, 2019, the Company and InfraREIT Partners completed the mergers contemplated under the Merger Agreement, and upon the effective time (the “Effective Time”), (i) the Company merged with and into Merger Sub (the “Company Merger”), with Merger Sub continuing as the surviving company (the “Surviving Company”), and (ii) Merger Partnership merged with and into InfraREIT Partners (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with InfraREIT Partners continuing as the surviving entity (the “Surviving Partnership”). Subsequently, the Surviving Company was renamed “Oncor NTU Holdings Company LLC,” and the Surviving Partnership was renamed “Oncor NTU Partnership LP.”

Upon the Effective Time, (i) each share of common stock, par value $0.01 per share (the “Common Stock”), of the Company issued and outstanding was converted into the right to receive $21.00 per share in cash from Oncor, except that shares of Common Stock held, directly or indirectly, by Oncor, Merger Sub or Merger Partnership were automatically cancelled, and (ii) each limited partnership unit of InfraREIT Partners issued and outstanding was converted into the right to receive $21.00 per unit in cash from Oncor, except that units of InfraREIT Partners held, directly or indirectly, by the Surviving Company or Oncor were not affected and remain outstanding as units of the Surviving Partnership (collectively, the “Merger Consideration”).

In connection with the Mergers, Oncor extinguished all of the Company’s outstanding debt (which was held by certain of the Company’s subsidiaries) totaling an aggregate principal amount of approximately $953.35 million as of May 16, 2019. Approximately $602.50 million principal amount of outstanding debt was paid in full by Oncor on behalf of the respective debt holders in connection with the closing of the Mergers using proceeds from borrowings and the issuance of commercial paper, and $350.85 million principal amount of outstanding debt was exchanged for senior secured notes issued by Oncor, as further described under “—Notes Exchange.” As a result of these repayments and exchanges, all debt held by the Company’s subsidiaries was extinguished in connection with the closing of the Mergers.

The foregoing discussion of the terms of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 18, 2018 and incorporated herein by reference.

Asset Exchange

On May 16, 2019, immediately prior to the Company Merger, the transactions contemplated by the previously announced asset exchange (the “Asset Exchange”) pursuant to that certain Agreement and Plan of Merger, dated as of October 18, 2018 (the “Asset Exchange Agreement”) by and among Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), Oncor and Sharyland Utilities, L.P., a Texas limited partnership and the Company’s sole tenant (“SU”), were completed. Additionally, immediately prior to the closing of the Asset Exchange, the equity interests and related economic interests in SDTS held by SU were cancelled. SDTS became a wholly owned, indirect subsidiary of Oncor in connection with the Mergers and was renamed “Oncor Electric Delivery Company NTU LLC.”

In connection with the Asset Exchange Agreement, pursuant to the joint survivor merger of SU and SDTS, (i) SDTS assumed certain of the electric transmission and distribution-related assets and liabilities of SU (the “NTX Package”), and (ii) SU assumed certain of the electric transmission and distribution-related assets and liabilities of SDTS (the “STX Package”). The NTX Package consisted of certain real property and other assets used in the electric transmission and distribution business in Central, North and West Texas, as well as equity interests in GS Project Entity, L.L.C., a Texas limited liability company, that was subsequently merged with and into SDTS. The STX Package consisted of certain real property and other assets used in the electric transmission and distribution business in the vicinity of the Texas-Mexico border, including certain real property and other assets that SDTS owned and leased to SU.

The Asset Exchange was structured to qualify, in part, as a simultaneous tax deferred like kind exchange of assets to the extent that the assets exchanged are of “like kind” (within the meaning of Section 1031 of the Internal Revenue Code). Pursuant to the Asset Exchange Agreement, SDTS paid approximately $13.18 million to SU to settle the difference between the sums of the net book value of the assets and liabilities exchanged and the net working capital amounts associated with the Asset Exchange.

The foregoing discussion of the terms of the Asset Exchange Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Asset Exchange Agreement, a copy of which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 18, 2018 and incorporated herein by reference.

Notes Exchange

On May 3, 2019, Oncor entered into a Note Purchase Agreement (the “Prudential Note Purchase Agreement”) with The Prudential Insurance Company of America and certain of its affiliates (the “Prudential Holders”) which provided for the exchange of certain existing senior notes held by the Prudential Holders and issued by the Company’s subsidiaries, SDTS and Transmission and Distribution Company, L.L.C. (“TDC”), for newly issued Oncor senior notes. Upon the Effective Time, Oncor issued (i) $86,711,551.03 aggregate principal amount of newly issued Oncor 6.47% Senior Notes, Series A, due September 30, 2030 (the “2030 Notes”), in exchange for a like principal amount of SDTS’s 6.47% Senior Notes due September 30, 2030, (ii) $37,761,590.15 aggregate principal amount of newly issued Oncor 7.25% Senior Notes, Series B, due December 30, 2029 (the “2029 Notes,”) in exchange for a like principal amount of SDTS’s 7.25% Senior Notes due December 30, 2029, and (iii) $14,375,000 aggregate principal amount of newly issued Oncor 8.5% Senior Notes, Series C, due December 30, 2020 (the “2020 Notes”) in exchange for a like principal amount of TDC’s 8.5% Senior Notes due December 30, 2020.

On May 6, 2019, Oncor entered into a Note Purchase Agreement (the “AB Note Purchase Agreement” and, together with the Prudential Note Purchase Agreement, the “Note Purchase Agreements”) with the purchasers named therein (the “AB Holders”) which provided for the exchange of certain existing senior notes of SDTS held by the AB Holders for newly issued Oncor senior notes. Upon the Effective Time, Oncor issued (i) $174,000,000.00 aggregate principal amount of newly issued Oncor 3.86% Senior Notes, Series A, due December 3, 2025 (the “2025 Notes”), in exchange for a like principal amount of SDTS’s 3.86% Senior Notes, Series A, due December 3, 2025 (the “Prior 2025 Notes”), and (ii) $38,000,000.00 aggregate principal amount of newly issued Oncor 3.86% Senior Notes, Series B, due January 14, 2026 (the “2026 Notes,” and together with the 2030 Notes, the 2029 Notes, the 2020 Notes, and the 2025 Notes, the “New Notes”) in exchange for a like principal amount of SDTS’s 3.86% Senior Notes, Series B, due January 14, 2026 (the “Prior 2026 Notes” and together with the Prior 2025 Notes, the “Prior AB Notes”). Oncor received no proceeds from the issuance of the New Notes. Upon the Effective Time, Oncor paid approximately $311.51 million to the holders of the Prior AB Notes who did not enter into the AB Note Purchase Agreement, consisting of $288.00 million in principal, $4.76 million in interest and approximately $18.75 million in make-whole fees, which payment discharged all obligations of SDTS with respect to the Prior AB Notes, as further described under Item 1.02.

The foregoing discussions of the terms of the Prudential Note Purchase Agreement and the AB Note Purchase Agreement, and the transactions contemplated thereby, are not complete and are subject to, and qualified in their entirety by reference to, the Prudential Note Purchase Agreement and AB Note Purchase Agreement, copies of which were filed as Exhibits 10.1 and 10.2, respectively, to Oncor’s Current Report on Form 8-K filed with the SEC on May 7, 2019.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information under “Introductory Note” and Items 2.01 and 2.04 are incorporated herein by reference.

Management Agreement and Leases

As previously reported, concurrently with the execution and delivery of the Merger Agreement and the Asset Exchange Agreement, the Company, InfaREIT Partners and SDTS entered into an Omnibus Termination Agreement, dated as of October 18, 2018 (the “Termination Agreement”) with Hunt Consolidated, Inc. (“HCI”), Hunt Transmission Services, L.L.C. (“Hunt Developer”), Electricity Participant Partnership, L.L.C. (“EPP”), Hunt Utility Services, LLC (“Hunt Manager” and, together with HCI, Hunt Developer and EPP, “Hunt”), and SU. Pursuant to the Termination Agreement, concurrently with the closing of the Asset Exchange, certain agreements (the “Terminated Agreements”) between the Company, InfraREIT Partners and/or SDTS, on the one hand, and Hunt or SDTS, on the other hand, were terminated and InfraREIT Partners made a payment of approximately $40.50 million to Hunt Manager to satisfy in full any obligations of the Company, InfraREIT Partners or SDTS arising under the Terminated Agreements.

The Terminated Agreements included, among others, (i) the Management Agreement, dated as of January 29, 2015, by and among the Company, InfraREIT Partners and Hunt Manager (the “Management Agreement”), (ii) the Development Agreement, dated as of January 29, 2015, by and among the Company, InfraREIT Partners, Hunt Developer and SU, (iii) all of the then-existing lease agreements between SDTS and SU, (iv) the Letter Agreement, dated as of July 21, 2012, between SDTS and SU, (v) the Delegation Agreement, dated as of January 29, 2015, between the Company and SU, (vi) the Lock-Up Agreement, dated as of January 29, 2015, by and among the Company, InfraREIT Partners, HTS, EPP and HCI, and (vii) the License Agreement, dated as of November 23, 2010, by and among InfraREIT Partners, the Company and Hunt Manager, each of which is more fully-described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 27, 2019.

Incentive Plans

Upon the Effective Time, the Company terminated the InfraREIT, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and the InfraREIT, Inc. 2015 Non-Qualified Employee Stock Purchase Plan. Under the terms of the Merger Agreement, each share of Restricted Stock granted pursuant to the 2015 Plan outstanding immediately prior to the Effective Time received immediate and full acceleration of vesting and became one fully vested share of Common Stock entitled to receive the Merger Consideration. Additionally, each LTIP Unit, as defined in the Third Amended and Restated Agreement of Limited Partnership of InfraREIT Partners, dated as of March 10, 2015, outstanding immediately prior to the Effective Time received immediate and full acceleration of vesting and became one fully vested partnership unit in InfraREIT Partners entitled to receive the Merger Consideration.

As a result of the termination of the 2015 Plan, from and after the Effective Time, no equity awards or other rights with respect to the Common Stock will be granted or be outstanding under the 2015 Plan.

Credit Agreements

On May 16, 2019, certain of the Company’s subsidiaries terminated, each subject to survival of any provisions which by their terms survive the termination, that certain (i) Third Amended and Restated Credit Agreement, dated as of December 10, 2014, by and among SDTS, the several lenders from time to time parties thereto and Royal Bank of Canada, as administrative agent (as subsequently amended, the “SDTS Credit Agreement”), pursuant to which approximately $114.68 million principal amount was outstanding immediately prior to the Effective Time; (ii) Term Loan Credit Agreement, dated as of June 5, 2017, by and among SDTS, the several lenders from time to time parties thereto and Canadian Imperial Bank of Commerce, New York Branch, as administrative agent (as subsequently amended, the “Term Loan Agreement”), pursuant to which approximately $200.0 million principal amount was outstanding immediately prior to the Effective Time; and (iii) Credit Agreement, dated as of December 10, 2014, by and among InfraREIT Partners, Bank of America, N.A., as administrative agent and L/C issuer and the other lenders party thereto (the “InfraREIT Credit Agreement,” and together with the SDTS Credit Agreement and the Term Loan Agreement, the “Credit Agreements”), pursuant to which $0 principal amount was outstanding immediately prior to the Effective Time. In connection with the terminations of the Credit Agreements, Oncor, on behalf of the respective debt holders, repaid all of the outstanding obligations in respect of principal, interest, fees and expenses under the Credit Agreements.

Prior AB Notes

As previously disclosed, SDTS entered into a note purchase agreement on December 3, 2015, with certain initial purchasers of the Prior AB Notes, pursuant to which SDTS sold $400.00 million in aggregate principal amount of its Prior 2025 Notes on December 3, 2015 and $100.00 million in aggregate principal amount of its Prior 2026 Notes on January 14, 2016.

Upon the Effective Time, Oncor exchanged certain Prior 2025 Notes and Prior 2026 Notes for the 2025 Notes and 2026 Notes, respectively, pursuant to the AB Note Purchase Agreement, upon which time such exchanged notes were held by Oncor. Additionally, upon the Effective Time, SDTS redeemed the outstanding Prior AB Notes that were not exchanged pursuant to the AB Note Purchase Agreement, in accordance with the redemption provisions contained in the Prior AB Notes. Approximately $288.00 million of aggregate principal amount under the Prior AB Notes were not exchanged. In connection with the redemption, Oncor, on behalf of SDTS paid make-whole payments in the amount of approximately $18.75 million and SDTS was released from its obligations with respect to the Prior AB Notes that were not exchanged, except with respect to those provisions of the Prior AB Notes that by their terms survive satisfaction and discharge.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information under “Introductory Note” and Items 1.02, 2.04, 3.01, 3.03, 5.01, 5.02, and 5.03 are incorporated herein by reference.

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information under “Introductory Note” and Items 1.02 and 2.01 are incorporated herein by reference.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

The information under “Introductory Note” and Items 1.02 and 2.01 are incorporated herein by reference.

On May 16, 2019, in connection with the completion of the Mergers, the Company notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Mergers and requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend trading of the Common Stock on the NYSE on the morning of May 17, 2019, prior to market open. The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information under “Introductory Note” and Items 1.02, 2.01, 3.01, 5.01, and 5.03 are incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, all issued and outstanding shares of Common Stock (other than Common Stock held, directly or indirectly, by Oncor, Merger Sub or Merger Partnership, which shares were automatically cancelled) were automatically cancelled and converted into the right to receive the Merger Consideration and, accordingly, the holders of such Common Stock ceased to have any rights in the Company as stockholders, other than the right to receive the Merger Consideration. Additionally, each share of Restricted Stock granted pursuant to the 2015 Plan outstanding immediately prior to the Effective Time received immediate and full acceleration of vesting and became one fully vested share of Common Stock entitled to receive the Merger Consideration at the Effective Time.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

The information under “Introductory Note” and Items 1.02, 2.01, and 5.03 are incorporated herein by reference.

Upon the Effective Time, the Company and InfraREIT Partners each became wholly owned indirect subsidiaries of Oncor.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information under “Introductory Note” and Items 1.02, 2.01, and 5.03 are incorporated herein by reference.

Upon the Effective Time, in accordance with the terms of the Merger Agreement, all of the directors of the Company ceased to be directors. No director was terminated or resigned because of any disagreement with the Company on any matter relating to its operations, policies or practices. In connection with the consummation of the Company Merger, all of the officers of the Company voluntarily resigned as of the Effective Time. As further described under Item 5.03, upon the Effective Time, the Company became a member-managed limited liability company, with Oncor as its sole member.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information under “Introductory Note” and Items 1.02, 2.01, 3.03, and 5.01 are incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, (i) the certificate of formation of Merger Sub, as in effect immediately prior to the Effective Time, became the certificate of formation of the Surviving Company (the “Surviving Company Certificate of Formation”), (ii) the Surviving Company Certificate of Formation was amended to change the name of Merger Sub to “Oncor NTU Holdings Company LLC,” and (iii) the limited liability company agreement of Merger Sub, as in effect immediately prior to the Effective Time, became the limited liability company agreement of the Surviving Company until thereafter amended (the “Surviving Company Limited Liability Company Agreement”).

Copies of the Surviving Company Certificate of Formation and Surviving Company Limited Liability Company Agreement are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On May 16, 2019, the Company issued a joint press release with Oncor and Sempra Energy, the indirect owner of 80.25 percent of Oncor’s outstanding membership interests, announcing the completion of the Mergers and the Asset Exchange. The press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are included herewith:

Exhibit Number	Description

3.1	Certificate of Formation of Oncor NTU Holdings Company LLC.

3.2	Amended & Restated Limited Liability Company Agreement of Oncor NTU Holdings Company LLC.

99.1	Joint Press Release of InfraREIT, Inc., Oncor Electric Delivery Company LLC, and Sempra Energy, issued May 16, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncor NTU Holdings Company LLC (as successor by merger to InfraREIT, Inc.)

By: Oncor Electric Delivery Company LLC, its sole member

Date: May 16, 2019	By:	/s/ Kevin R. Fease
Kevin R. Fease
Vice President and Treasurer